EXHIBIT 23
                      CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Duckwall-ALCO Stores, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Duckwall-ALCO Stores, Inc. of our report dated March 18, 1997, relating to the consolidated balance sheets of Duckwall-ALCO Stores, Inc. as of February 2, 1997 and January 28, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended February 2, 1997, which report appears in the February 2, 1997 annual report on Form 10-K of Duckwall-ALCO Stores, Inc.



     /s/  KPMG Peat Marwick LLP
          KPMG Peat Marwick LLP

          Wichita, Kansas
          April 29, 1997


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